Exhibit 32.2

Section 906 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of Guaranty Bancorp (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 27, 2011

/s/ Christopher G. Treece
Name:	Christopher G. Treece
Title:	Executive Vice President, Chief Financial Officer and Secretary

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.